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                                                                    Exhibit 3.3
                       MISSISSIPPI BAND OF CHOCTAW INDIANS

                                                           RESOLUTION CHO 00-010

            A RESOLUTION TO ESTABLISH THE CHOCTAW RESORT DEVELOPMENT
                          ENTERPRISE UNDER ORDINANCE 56

WHEREAS, the Tribal Council of the Mississippi Band of Choctaw Indians is empowered to address the regulation and establishment of Tribal business enterprises under Article VIII, Section 1(h), (j) and (o) of the Revised Constitution and Bylaws of the Mississippi Band of Choctaw Indians; and

WHEREAS, the Tribal Council has heretofore exercised those powers to enact Tribal Ordinance 56, "An Ordinance Providing for Classification, Regulation and Creation of Tribal Business Enterprises;" and

WHEREAS, said Ordinance sets out the procedure by which new tribal business enterprises are to be established and operated as unincorporated divisions of the Tribe; and

WHEREAS, since the Tribe is planning on assuming management of the Silver Star Resort & Casino, the Tribal Council has determined that there is a need to establish a new, wholly-owned tribal business enterprise for the purposes set out below; and

WHEREAS, this Resolution has been reviewed and approved by the Committee on Economic Development;

NOW THEREFORE BE IT RESOLVED:

1. a new tribal business enterprise is hereby established, which shall be known as the Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise;

2. the Choctaw Resort Development Enterprise is hereby established for the following purposes:

     (A) to provide budgetary and operational management, coordination and oversight over all gaming operations conducted on the Choctaw Reservation;

     (B) to ensure all gaming operations are conducted in accord with the Regulations established by the Choctaw Gaming Commission;

     (C) to provide planning, operational management, coordination, financing, construction, and oversight over all existing and future subsidiary resort operations such as hotel, theater, retail, restaurant, and resort grounds in accord with established standards;

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3.   The initial board for this new enterprise shall consist of:

   Board Member                      Initial Term                      Term Expires
   ------------                      ------------                      ------------
Tribal Chief             For duration of term as Tribal Chief   End of term as Tribal Chief

Secretary/Treasurer      for duration of term as                End of term as Secretary/Treasurer
                         Secretary/Treasurer of Tribal Council  of Tribal Council

Gerald Stoliby           Two years                              October 12, 2001

Henry Williams           Two years                              October 12, 2001

Rufus Tubby              Four years                             October 12, 2003

4. The Tribal Chief is hereby designated as the initial Board Chairman and the Secretary/Treasurer of the Council is hereby designed Board Treasurer.

5. All other organizational requirements and procedures for this new business enterprise shall be governed by Tribal Ordinance 56.

And be if further

RESOLVED, that this Resolution shall become effective from and after the date of its final approval by the Tribal Council, and this Resolution shall be attached to Ordinance 56; and be it further

RESOLVED, that Section 28 of Ordinance 56 prohibiting its application to the Silver Star Resort & Casino is hereby rescinded.

                                  CERTIFICATION

I, the undersigned, as Secretary-Treasurer of the Mississippi Band of Choctaw Indians certify that the Tribal Council of said Band is composed of 16 members, 16 of whom, constituting a quorum, were present at a Regular Quarterly meeting thereof, duly called, noticed, convened and held this 12th day of October, 1999; and that the foregoing Resolution was duly adopted by a vote of 9 members in favor, 5 opposed, and 2 abstaining.

Dated this 12th day of October, 1999.

ATTEST:

/s/ Phillip Martin                     /s/ Harrison Ben
-----------------------------          -------------------------
Chief                                  Secretary-Treasurer